                                                                   Exhibit 10.02

Confidential treatment with respect to certain information in this Exhibit has been requested of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The bracketed portions of this Exhibit have been omitted from material filed in accordance with Rule 24b-2 and have been filed separately with the Commission.

                                                         Agreement No. 970050785

================================================================================

                                   AGREEMENT

This Agreement is made by and between U S WEST Business Resources, Inc. with offices for transaction of business located at 188 Inverness Drive West, Englewood, CO 80112, as agent for the U S WEST Company(is) identified herein ("Customer"), and Carnegie Group, Inc. with offices for transaction of business located at Five PPG Place, Pittsburgh, PA 15222 ("Supplier").

                                    RECITALS

Customer and Supplier entered into a General License Agreement (the "1992 GLA") on December 17, 1992, as amended, the term of which expires on July 1, 1997.

Customer and Supplier desire to terminate the 1992 GLA on and as of the effective date, as hereinafter defined in Article 2, of this Agreement.

In consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

================================================================================

                          GENERAL TERMS AND CONDITIONS

1. DEFINITIONS: The terms defined herein shall have the meanings set forth below.

1.1 "Acceptance," if applicable, is defined in the Special Provisions Module(s).

1.2 "Agreement" means this written contract between Customer and Supplier, including the General Terms and Conditions and all Special Provisions Modules, together with Schedule(s), exhibits, any other attachments, Order(s), and amendments to this Agreement.

1.3 "Confidential Information" is defined in Article 6.

1.4 "Customer" means U S WEST Communications Group, Inc. Customer shall also have the right to designate Affiliate(s) who may purchase under this Agreement as Customer, and such Affiliate(s) shall become additional Customer(s) under this Agreement upon Customer's written notice to Supplier. For purposes of this paragraph 1.4, "Affiliate" means any entity which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Customer. For purposes of this paragraph 1.4, "control" means (i) in the case of corporate entities, direct or indirect ownership of twenty percent (20%) or more of the stock or shares entitled to vote for the election of the board of directors or other governing body of the entity; and
(ii) in the case of non-corporate entities, direct or indirect ownership of twenty percent (20%) or greater of the equity interest.

1.5 "Deliver" ("Delivery") means Customer's receipt of Purchases at the location specified in any Order(s) or in this Agreement.

1.6 "Documentation" means tangible or intangible information necessary for the use, planning, engineering, installation, operation and maintenance of Purchases, including but not limited to: Specifications, user manuals, test data, flow charts, data file listings, loading and unloading procedures, machine configuration information, programs, routines, subroutines, or related information.

1.7 "Error" is defined in Article 1.4 of the Special Provisions Module--Software License and Services.

1.8 "Liabilities" shall mean all liabilities, claims, judgments, losses, orders, awards, damages, costs, fines, penalties, costs of defense, and attorneys' fees.

1.9 "Order(s)" means a written or electronic offer by Customer which shall be deemed to incorporate all provisions of this Agreement.

1.10 "Product(s) means those goods, supplies, materials, articles, items, parts, components, assemblies, and the incidental associated Software, listed and/or described in this Agreement or any


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Module(s), Schedule(s), Order(s) and/or other attachments to this Agreement.

1.11 "Purchases" means all Product(s), Software and/or Services described in this Agreement, Module(s), or on Schedule(s), Order(s) and/or other attachments to this Agreement.

1.12 "Schedule(s)' means a written instrument made part of this Agreement describing such things as the Purchase(s), price, Specifications, warranty terms and related shipping and delivery instructions.

1.13 "Services" means any work performed by or for Supplier under this Agreement, including any deliverables resulting from or incidental to the Services, as listed and/or described in this Agreement, Module(s), or any Schedule(s), Order(s) and/or other attachments to this Agreement.

1.14 "Software" means computer programs as listed and/or described in this Agreement, Module(s) or any Schedule(s), Order(s) and/or other attachments to this Agreement, and the related Documentation. "Software includes, without limitation, all versions and all updates, enhancements and corrections, together with operating instructions, user manuals, training materials and other Documentation. "Software" does not include source code or proprietary design documentation, unless otherwise agreed to in writing by the parties.

1.15 "Special Provisions Module(s)" or "Module(s)" means, as applicable, the Special Provisions Module-Software License and Services, and/or the Special Provisions Module-Services, and/or the Special Provisions Module-Product(s), and/or any other similar set of provisions which are attached to the General Terms and Conditions and form part of this Agreement.

1.16 "Specifications" means technical, functional, operational and other criteria and/or performance requirements for Purchases, in any medium, which criteria and/or requirements are referenced in or made part of this Agreement, and schematics, prototypes, models, Supplier's proposals and literature, and/or Documentation furnished to Customer.

2. TERM: This Agreement shall be effective as of July 1, 1997 and shall continue through June 30, 1999. This Agreement shall thereafter automatically renew for successive periods of one (1) year each unless a party gives written notice of intention to terminate at least one hundred twenty (120) days before the end of any term, or this Agreement is terminated or canceled under Articles 21 or 22. The Special Provisions Modules, Schedules and/or other parts of this Agreement may specify a different term(s) applicable specifically to that portion of this Agreement. If any such specific term continues beyond this Agreement, the General Terms and Conditions and other applicable provisions of this Agreement shall continue to govern that portion of this Agreement.

3. INVOICES, PAYMENTS, SETOFF, TAXES:

3.1 Supplier shall issue invoices in the format required by Customer within thirty (3) days following Delivery of Products or Software or completion of Services, which itemize all charges, costs, taxes and Software license fees separately. No term or condition of any invoice shall be binding upon Customer, and Customer hereby objects to any terms inconsistent with or additional to the terms and conditions of this Agreement.

3.2 Correct and undisputed amounts on invoices shall be paid within thirty (30) days following receipt of the invoice and following Delivery of Products or Software or completion of Services, unless otherwise provided in a Schedule or other attachment. Notwithstanding the foregoing, payment shall not be due then if on or before the due date Customer notifies Supplier of rejection or non-Acceptance of Purchase(s). Disputed amounts on invoices shall be paid within thirty (30) days after resolution of dispute. Supplier agrees to provide to Customer reasonable supporting documentation concerning any disputed amount within thirty (30) days after Customer notifies Supplier of the dispute.

3.3 Credits due to Customer may be applied against amounts owed to Supplier. If no amounts are owned by Customer to Supplier, Supplier shall issue payment within thirty (30) days of Customer's written request.

3.4 Payment shall not constitute Acceptance or approval of the Purchases or a waiver by Customer of any right to require fulfillment of all terms and conditions of this Agreement.

3.5 The act of submission of an invoice constitutes Supplier's certification that all claims, liens and causes of action, if any, for the payment of wages or salaries or the payment of charges for materials, tools, machinery or supplies have been satisfied, released or settled. Customer reserves the right before making payments to require Supplier to furnish sufficient evidence that all claims, liens and causes of action have been satisfied, released or settled. If satisfactory evidence is not furnished, the amount of such claims,


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                                                         Agreement No. 970050785

liens and causes of action may be withheld from any monies otherwise payable to Supplier hereunder until such evidence of payment or a bond to indemnify Customer against any such claims, liens, and causes of action has been furnished.

3.6 All claims for monies due from Customer shall be subject to deduction or setoff by Customer for any claim arising out of any transaction with supplier.

3.7 All taxes imposed or based on the Purchase(s) and/or the fees and charges for Purchase(s) which would be paid or payable by Supplier (excluding taxes based on Supplier's income) shall be added to the invoice and paid by Customer.

4. RECORDS: Supplier shall maintain complete and accurate records of all amounts billable to and payments made by Customer hereunder in accordance with recognized accounting practices. Supplier shall retain such records for a period of four (4) years from the date of payment for Purchases covered thereby. During the terms of this Agreement and the respective periods in which Supplier is required to maintain such records, Customer and its authorized agents and representatives shall have access to such records for purposes of audit during Supplier's normal business hours.

5. WARRANTIES:

5.1 Supplier warrants that it has all rights, title, and interest, free of all liens and encumbrances, in and to all Product(s) and Software sold, leased or licensed to Customer; except that for Software which is not owned by Supplier, Supplier warrants that it has the right to grant the licenses granted hereunder.

5.2 Supplier warrants that Purchases shall substantially conform in all material respects to all descriptions, Specifications, statements of work, representations, and other requirements set forth in this Agreement, Module(s), Schedule(s) and/or any Order(s). Supplier further warrants it will use commercially reasonable efforts to perform Services with promptness and diligence to the reasonable satisfaction of Customer.

5.3 Any specific warranty provisions are set forth in the Special Provisions Module(s) and/or Schedule(s).

5.4 Supplier represents and warrants that the Products and Software will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the functionality, data integrity and performance, as the Products and Software record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates ("2000 Compliant"). Supplier represents and warrants that the Products and Software (1) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. Upon request by Customer, Supplier agrees to provide a test script to validate that the Products and Software are 2000 Compliant. The warranties and representations in this paragraph are not subject to any limited or specific warranty periods in the General Terms and Conditions, or in any Special Provisions, Module(s) and/or Schedule(s). Supplier shall have no responsibility or liability for any Customer or third party products that present improper date data or improperly process, store or calculate date data received from the products provided by Supplier. However, the Software will be interoperable from a date data perspective with third party products that are year 2000 Compliant.

5.5 Warranties will not be affected by removal, relocation, or resale of Product(s), and warranties shall survive inspection, Acceptance and payment. Warranties shall run to Customer, its agents, successors in interest, assigns and customers.

5.6 If Supplier is not the manufacturer or licensor, or, with respect to Software, the owner, Supplier shall obtain the same warranty as specified herein from the manufacturer, licensor or owner, and the complete warranty will pass to Customer. Supplier shall have primary responsibility for and shall assist and cooperate with Customer in making claims under such warranty.

5.7 Subject to the provisions of this Section 5, Supplier shall promptly correct or make good non-conforming Purchases, to the reasonable approval and acceptance of Customer, at no cost to Customer. In the event an Error in the Software is reported by Customer to Supplier and such Error causes the Software to not conform to the provisions of Sections 5.2 or 5.3 hereof, then Supplier shall take the applicable action as set forth below with regard to such Error.

5.7.1 Pursuant to Section 5.3 hereof, Supplier shall correct such Error in accordance with any specific warranty provisions set forth in the Modules and/or Schedules. If such Module and/or Schedule provide a time period in which the Software or portion thereof associated with such Module and/or Schedule is warranted and such time has not expired, but such Module and/or Schedule does not provide a process for correcting Errors in the Software or portion thereof,


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                                                         Agreement No. 970050785

then Supplier shall correct such Errors in accordance with the Error correction procedures set forth in the Schedule for Software Support and Maintenance Services, or as otherwise agreed to by the parties.

5.7.2 If such Software or portion thereof in which the Error occurs is not covered under any specific warranty provisions set forth in the Module and/or Schedule and such Software or portion thereof in which the Error occurred was delivered by Supplier to Customer within ninety (90) days of the date on which Customer notified Supplier of such Error, then Supplier shall correct such Error in accordance with the terms and conditions of the Schedule for Software Support and Maintenance Services or as otherwise agreed to, at no charge to Customer.

5.7.3 If (a) the Module and/or Schedule states that no warranty is provided for the Software or portion thereof in which the Error occurred or the Software or portion thereof is provided "AS IS," or (b) pursuant to Sections 5.7.1 or 5.7.2 above, the warranty period associated with the Software or portion thereof in which the Error occurred has expired, then Supplier may, at it option, provide a correction to the Error.

5.8 These Warranties are not sole and exclusive but are in addition to, and do not limit, any rights afforded to Customer by this Agreement or as provided by law.

6. CONFIDENTIAL INFORMATION

6.1 Confidential information shall mean any technical or business information, including third-party information, marked as confidential or proprietary and furnished, disclosed or made available in connection with this Agreement, in any form or medium, by one party to the other, including, without limitation, Specifications, prototypes, Software, models, drawings, marketing plans, financial data and personnel statistics. Confidential Information in oral form must be identified as confidential at the time of disclosure and confirmed as such in writing within thirty (30) days of such disclosure. Confidential Information does not include information which (1) the recipient knew or had in its possession, prior to disclosure, without confidential limitations; (2) is independently developed by the recipient without breach of this Agreement; (3) becomes publicly available without breach of this Agreement; (4) is received rightfully from a third party and without obligation of confidentiality; or (5) is disclosed without restriction by the disclosing party. This Agreement shall not be construed to limit Supplier's rights to independently develop or acquire products without use of the Customer's Confidential Information. Further, Supplier shall be free to use for any purpose the residuals resulting from access to work with such Customer Confidential Information, provided that Supplier maintain the confidentiality of the Customer Confidential Information as provided herein. The term "residuals" means non-tangible skills which may be gained by persons who have had access to the Customer Confidential Information, including programming skills and techniques contained therein. Supplier shall have no obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. Supplier agrees that such persons shall be bound by the confidentiality provisions of this Agreement. However, the foregoing shall not be deemed to grant Supplier a license under Customer's copyrights or patents.

6.2 If the parties deem it necessary and request to receive Confidential Information from each other, the parties agree:

6.2.1 To maintain and use Confidential Information only for the purposes of this Agreement and only as permitted herein. To only make copies as specifically authorized and with the same confidential or proprietary notices as are on the original.

6.2.2 To restrict access and disclosure of Confidential Information to their employees, agents and contractors who have a "need to know" and who agree to maintain confidentiality in accordance with this Article.

6.2.3  To treat Confidential Information as confidential for a period of three
(3) years from the date of receipt.

6.3 Confidential Information shall at all times remain the property of the disclosing party. Upon request, Confidential Information shall be returned to the disclosing party upon termination, cancellation or expiration of this Agreement.

6.4 Except as may be required by applicable law, regulations, legal or agency order, demand or process, neither party shall disclose to a third party any Confidential Information or the contents of this Agreement without the prior written consent of the other party. In the case of required disclosures, the owner of Confidential Information shall, to the extent reasonably possible, be given notice prior to the disclosure and an opportunity to seek an appropriate protective order. The obligations of this Article shall be satisfied by handling Confidential Information with the same degree of care which the receiving party applies to its own similar confidential information but in no event less than reasonable care. Customer's


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                                                         Agreement No. 970050785

liability under this Article shall be subject to the same limitations as set forth in Article 22.4. The obligations of this Article shall survive the expiration, cancellation or termination of this Agreement.

7. OWNERSHIP:

7.1 "Work Product(s)" means all information, materials, products, Software, drawings, specifications, reports, proposals, and any other items, and inventions, discoveries, concepts and the like, in any medium, developed, prepared or originated by or for Supplier specifically for Customer at Customer's request in connection with Purchase(s) under this Agreement. Unless otherwise expressly provided in application Schedule(s) or other attachments, Work Product(s) shall be the property of Customer and Customer shall have all right, title and interest in and to the Work Product(s), and they shall be deemed to be works made for hire. Supplier hereby assigns to Customer all rights, title and interest in and to those Work Product(s) which by law are not considered to be works made for hire. All such items shall be considered Customer's "Confidential Information" under this Agreement whether or not so marked. If such Work Product(s) include materials previously prepared by Supplier or a third party and not originally prepared for Customer in connection with Purchase(s), Supplier hereby grants to Customer a non-exclusive royalty-free, perpetual license to copy, use, disclose, modify and sublicense such material for any lawful purpose. For portions of the Work Product(s) that are provided by third parties, Supplier shall grant Customer a sublicense to, or assist Customer in obtaining a license for, the portions of the Work Product(s) provided by such third parties.

7.2 "Other Intellectual Property" means inventions, discoveries, improvements, concepts, methods, processes, ideas, information, software, and other intellectual property which is not deemed to be "Work Product(s)", but which is originated, developed or prepared in connection with Purchase(s) under this Agreement. Unless otherwise expressly provided in applicable Schedule(s) or other attachments, "Other Intellectual Property" which is originated, developed or prepared: (1) by employees of one party shall belong to that party; and/or
(2) jointly by employees of both parties shall belong jointly to both, and each party hereby grants the other an unrestricted, non-exclusive, royalty-free, perpetual license to copy, use, disclose and sublicense such jointly developed Other Intellectual Property in connection with its business.

7.3 At the request and expense of Customer, Supplier will assist Customer and sign all appropriate documents, during and after the term of this Agreement, to enable Customer to obtain intellectual property protection for its interests in Work Product(s) and/or Other Intellectual Property. Customer will, at the request and expense of Supplier, provide the same assistance to Supplier with respect to Other Intellectual Property owned by Supplier. The assisting party will not charge any fees or other charges of any kind in connection with such activities. Supplier shall obtain from its employees, consultants or other representatives who perform work hereunder, appropriate assignments and/or rights to ensure that Supplier is authorized to grant the rights provided to Customer hereunder.

7.4 Neither party grants the other party any express or implied licenses under any patents, copyrights or trademarks, except to the extent necessary for each party to fulfill its obligations to the other under this Agreement.

7.5 Each party agrees to promptly notify the other party in writing upon the discovery or learning by a party of a potential or actual infringement of any intellectual property rights of the other party.

8. INDEPENDENT CONTRACTOR:

8.1 SUPPLIER WARRANTS AND AGREES THAT IT IS ENGAGED IN AN INDEPENDENT BUSINESS AND THAT ITS EMPLOYEES AND AGENTS WILL PERFORM UNDER THIS AGREEMENT AS INDEPENDENT CONTRACTORS AND NOT AS AGENTS OR EMPLOYEES OF CUSTOMER; AND THAT IT WILL MAINTAIN COMPLETE CONTROL OVER PERFORMANCE BY ITS EMPLOYEES, AGENTS AND SUBCONTRACTORS. CUSTOMER IS NOT LIABLE FOR DEBTS OR EXPENSES INCURRED BY SUPPLIER, ITS EMPLOYEES, AGENTS AND SUBCONTRACTORS. NOTHING IN THIS AGREEMENT OR ANY SUBCONTRACT SHALL CREATE ANY CONTRACTUAL RELATIONSHIP OR LIABILITIES BETWEEN ANY AGENT OR SUBCONTRACTOR AND CUSTOMER. SUPPLIER SHALL BE RESPONSIBLE FOR ITS OWN ACTS AND THOSE OF ITS AGENTS, EMPLOYEES AND SUBCONTRACTORS IN CONNECTION WITH PERFORMANCE OF THIS AGREEMENT.

8.2 SUPPLIER WILL BE SOLELY RESPONSIBLE FOR ALL MATTERS RELATING TO PAYMENT OF ITS EMPLOYEES, INCLUDING COMPLIANCE WITH WORKERS' COMPENSATION, UNEMPLOYMENT, DISABILITY INSURANCE, SOCIAL SECURITY WITHHOLDING, AND ALL OTHER FEDERAL, STATE AND LOCAL LAWS, RULES AND REGULATIONS GOVERNING SUCH MATTERS. SUPPLIER AND ITS EMPLOYEES ARE NOT ENTITLED TO UNEMPLOYMENT INSURANCE BENEFITS AS A RESULT OF PERFORMING UNDER THIS AGREEMENT UNLESS UNEMPLOYMENT COMPENSATION COVERAGE IS PROVIDED BY SUPPLIER. SUPPLIER IS RESPONSIBLE FOR AND SHALL


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PAY ALL ASSESSABLE FEDERAL AND STATE INCOME TAX ON AMOUNTS PAID UNDER THIS
AGREEMENT.

9. SUBCONTRACTORS: Supplier shall obtain Customer's written consent, which consent will not be unreasonably withheld, prior to subcontracting any obligations hereunder. Such requirement shall not apply to purchases of incidental, standard commercial supplies or raw materials.

10. PLANT AND WORK RULES: Each party while on the premises of the other shall comply with all plant rules and regulations including, where required by governmental regulation, submission of satisfactory clearance from the appropriate governmental authorities.

11. INDEMNITY:

11.1 Supplier shall indemnify and hold harmless Customer, its owners, parents, subsidiaries, affiliates, agents, directors and employees against all Liabilities to the extent they arise from or it in connection with: (1) the fault or negligence of Supplier, its officers, employees, agents, subcontractors and/or representatives; and/or (2) failure by Supplier, its officers, employees, agents, subcontractors and/or representatives to comply with Article 19 "Compliance with Laws"; and/or (3) assertions under workers' compensation or similar employee benefit acts by Supplier or its employees, agents, subcontractors, or subcontractors' employees or agents.

11.2 Customer shall indemnify and hold harmless Supplier, its owners, parents, subsidiaries, affiliates, agents, directors and employees against all Liabilities to the extent they arise from or in connection with: (1) the fault or negligence of Customer, its officers, employees, agents, subcontractors and/or representatives; and/or (2) failure by Customer, its officers, employees, agents, subcontractors and/or representatives to comply with Article 19 "Compliance with Laws", and/or (3) assertions under workers' compensation or similar employee benefit acts by Customer or its employees, agents, subcontractors, or subcontractors' employees or agents. Customer's liability under this Article shall be subject to the same limitations as set forth in
Article 22.4.

12. PATENT, TRADEMARK, COPYRIGHT OR TRADE SECRET INDEMNIFICATION:

12.1 Supplier shall, at its expense, hold harmless, and defend Customer, its owners, parents, subsidiaries, affiliates, agents, directors, and employees against all Liabilities that arise from or in connection with any infringement or claim of infringement of any patent, trademark, copyright, trade secret or other intellectual property right, relating to the Purchases and/or the use thereof. Customer may have its own counsel participate in the defense of any such claim or action at its expense. Supplier shall not be liable for any infringement where Purchase has been combined with another product or modified by Customer or any third party without authorization and where the claim of infringement would not have occurred but for such unauthorized combination or modification. Customer agrees to notify Supplier promptly in writing of any claim to permit Supplier to defend, compromise and settle such claim, and to provide reasonable assistance to Supplier at Supplier's expense.

12.2 If any Purchase becomes, or in Supplier's reasonable opinion is likely to become, the subject of a preliminary or final order or judgement against Customer's use of any Purchase(s) due to such a claim of infringement, Supplier shall, at its expense, either procure the right for Customer to continue using such Purchase(s) or replace or modify the same so as to become non-infringing, while remaining compatible, functionally equivalent and in conformity with the requirements of this Agreement. If neither of the foregoing alternatives is reasonably possible, Supplier shall refund to Customer an appropriate pro rata portion of amounts paid pursuant to this Agreement and reimburse Customer for all reasonable expenses of removal and replacement.

13. INSURANCE: Supplier shall, at all times during the term of this Agreement, at its own cost and expense, carry and maintain at a minimum, the insurance coverage listed below with insurers having a "Best's" rating of at least B+XIII. Supplier shall not commence any work hereunder until Supplier has fulfilled all insurance requirements herein. Supplier shall require its subcontractors and agents to maintain the same insurance coverage listed below.

13.1 Workers' Compensation insurance with statutory limits as required in the state(s) of operation; and providing coverage for any Supplier employee entering onto Customer premises, even if not required by statute. Employers' Liability or "Stop Gap" insurance with limits of not less than $100,00 each accident.

13.2 Commercial General Liability Insurance covering claims for bodily injury, death, personal injury or property damage occurring or arising out of the performance of this Agreement, including coverage for independent contractor's protection (required if any


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work will be subcontracted), premises-operations, products/completed operations and contractual liability with respect to the liability assumed by Supplier hereunder. The limits of insurance shall not be less than:

         Each Occurrence            $1,000,000.00
         General aggregate Limit    $2,000,000.00
         Products-Completed
         Operations Limit           $1,000,000.00
         Personal and Advertising
         Injury Limit               $1,000,000.00

13.3 Errors and Omissions/Professional Liability insurance covering errors and omissions of the Supplier with limits of not less than $1,000,000 per occurrence and endorsed to provide coverage for contractual liability with respect to liability assumed by Supplier hereunder. Such insurance shall provide a retroactive date prior to the date of this Agreement and an extended claims reporting period of not less than three (3) years after the termination of this Agreement.

13.4 Comprehensive Automobile Liability Insurance covering ownership, operation and maintenance of all owned, non-owned and hired motor vehicles used in connection with the performance of this Agreement, with limits of at least $1,000,000 per occurrence for bodily injury and property damage.

13.5 The insurance limits required herein may be obtained through any combination of primary and excess or umbrella liability insurance. Supplier shall forward to Customer certificates of such insurance upon execution of this Agreement and upon any renewal of such insurance during the term of this Agreement. The certificate(s) shall provide that (1) Customer (including all participating affiliates) be named as an additional insured(s) as their interest may appear with respect to this Agreement; (2) thirty (30) days prior written notice of cancellation, material change or exclusions in the policy shall be given to Customer; and (3) coverage is primary and not excess, or contributory with, any other valid and collectible insurance purchased or maintained by Customer.

13.6 Any additional or different insurance requirements shall be specified in Module(s), Schedule(s) or Attachment(s) to this Agreement.

14. ADVERTISING; PUBLICITY: Neither party shall use the other party's names, marks, codes, drawings or Specifications in any advertising, promotional efforts or any publicity of any kind without the prior written permission of such other party.

15. ASSIGNMENT:

15.1 This Agreement shall be binding upon the parties' respective successors and permitted assigns. Neither party may assign or delegate this Agreement and/or any of its rights and obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any such attempted assignment shall be void. However, Customer may assign this Agreement and delegate any of its rights and/or obligations hereunder to its parents, Affiliates of its parents, or other Affiliates, without the consent of Supplier. For purposes of this Section 15, the definition of "control" used in
Section 1.4 of this Agreement shall apply, except that the ownership level for control shall be established at fifty percent (50%) rather than at twenty percent (20%). Any assignment of amounts payable is void to the extent that it attempts to impose on Customer obligations to the assignee, or to preclude Customer from dealing solely and directly with Supplier in all matters under this Agreement. Either party to this Agreement may transfer this Agreement to the purchaser of all or substantially all of the assets or equity of such party or to the surviving party of a merger or consolidation, and the transferring party agrees to notify the other party to this Agreement upon the occurrence of such transfer.

16. FORCE MAJEURE: Neither party shall be liable for failure to perform solely caused by unforeseeable force majeure circumstances beyond their control ("Force Majeure"). If such circumstances occur, the party injured by the other's inability to perform may elect to: (1) terminate this Agreement in whole or in part; or (2) suspend the Agreement, in whole or in part, for the duration of the Force Majeure circumstances; or (3) terminate any affected Order(s) and delete the canceled quantity from its committed quantity for the year in which the canceled quantity was to have been purchased. The party experiencing the Force Majeure circumstances shall cooperate with and assist the injured party in all reasonable ways to minimize the impact of such circumstances on the injured party, including assisting in location and arranging for substitute Purchases.

17. TIME IS OF THE ESSENCE: Performance according to the dates specified in Schedule(s) is a significant and material term hereof.

18. WAIVER: The failure of either party to exercise any right shall not be construed to be a waiver unless agreed upon in writing. A waiver in any one instance will not constitute an amendment to this Agreement or


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indicate any continued waiver of such right on any other occasion.

19. COMPLIANCE WITH LAWS:

19.1 Supplier shall obtain and maintain at its own expense all permits and licenses and pay all fees required by law with respect to any Purchases and/or performance of this Agreement. The parties shall, in connection with performance of and Purchases under this Agreement, comply with all applicable federal, state, and local laws, ordinances, rules, regulations, court orders, and governmental or regulatory agency orders ("Laws"), including, without limitation:

19.1.1 The Telecommunications Act of 1996 and all rules, regulations and orders issued in connection with that Act and this Agreement shall, to the greatest extent possible, be construed to be consistent with the same;

19.1.2 Laws relating to non-discrimination in employment, fair employment practices, equal employment opportunity, employment opportunities for veterans, non-segregated facilities, and/or employment of the disabled, except to the extent a party is exempt therefrom; and the Laws and contract clauses required by those Laws to be made a part of this Agreement are incorporated herein by this reference;

19.1.3  The Laws referred to in Article 8 "Independent Contractor";

19.1.4 The U.S. Export Administration Laws, including without limitation, Laws prohibiting the export or re-export of certain items to residents of countries listed in Section 779.4(f), U.S. Export Administration Regulations (as amended), unless properly authorized;

19.1.5 The Occupational Safety and Health Act of 1970 (as amended) and all other Laws relating to safety and health, including applicable motor carrier safety regulations. Supplier shall be solely responsible for its safety, the safety of its employees, its subcontractors and agents, and its general work area, and the safety of Purchases hereunder so that all Purchases comply with safety and health Laws when used or performed. Supplier shall promptly remedy any non-compliance and indemnify and hold Customer harmless from any penalty, fine or Liabilities in connection therewith; and

19.1.6 The Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (as amended), and all other Laws relating to that Act, and all other applicable environmental Laws, including Laws relating to hazardous materials, asbestos or toxic items. Supplier shall furnish Customer with Material Safety Data Sheets that comply with Laws and other environmental compliance data requested by Customer and as may be applicable to Supplier.

19.2 The requirements of this Article 19 shall survive the expiration, termination or cancellation of this Agreement. All provisions of this Article shall also apply to all subcontractors and similar terms shall be included in all Supplier's contracts with subcontractors.

20. SEVERABILITY: Any term or provision of this Agreement which is held to be invalid, void, unenforceable or illegal will in no way affect, impair or invalidate the remaining terms or provisions, which will remain in full force and effect, consistent with the original intent of the parties. However, if such provision is an essential element of the Agreement, the parties shall promptly attempt to negotiate a substitute therefore.

21. TERMINATION OF AGREEMENT OR ORDER(S):

21.1 Customer shall have the right to terminate this Agreement and/or any Order(s), in whole or in part, upon thirty (30) days written notice to Supplier. Upon receipt of notice of termination, Supplier shall place no further orders, terminate contracts, take such action as directed by Customer, and cease work, all in accordance with Customer's notice.

21.2 Supplier's remedies for termination under this Article 21 shall be limited to: (1) payment pursuant to the prices set forth in the Agreement for Purchases properly performed or Delivered in accordance with this Agreement prior to termination; and (2) partial payment for Purchases priced by flat fee based on the percentage of proper completion in accordance with this Agreement at the time of termination. Customer shall have no further liability to Supplier as a result of the termination.

22. CANCELLATION OF AGREEMENT FOR DEFAULT:

22.1 Either party may cancel this Agreement and/or any Order(s), in whole or in part, without liability, by giving written notice of breach or default if the other (1) becomes insolvent, unable to pay debts when due, or the subject of bankruptcy proceedings not terminated within thirty (30) days of any filing; or makes a general assignment for the benefit of creditors; or if a receiver is appointed for substantially all of its property; or (2) materially breaches or defaults on its obligations under this Agreement and, if the breach or default can be cured, fails to cure the breach or default within thirty


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(30) days after receipt of written notice to cure; or (3) commits breaches on obligations other than payment, repetitively, or at least three separate significant times within any four-month period. Customer may cancel any Order(s) in whole or in part, without liability, if Supplier fails to Deliver conforming Purchases under that Order on time. Customer shall promptly pay Supplier for all Purchases completed and Accepted prior to cancellation.

22.2 If Services are being provided, Customer shall have the right to take over and complete the Services at Supplier's expense.

22.3 If Customer cancels this Agreement and/or any Order(s) for Supplier's default or breach, it shall be entitled to recover from Supplier all losses, damages and expenses incurred as a result of Supplier's default or breach. Supplier shall refund to Customer amounts previously paid for Purchases which, due to such cancellation, cannot reasonably be used by Customer, and shall bear all expenses for their removal and return. Supplier shall, at Customer's option, promptly remove Purchases or bear the cost of removal. Supplier shall restore or bear the expenses of restoration of Customer's property to its original condition at the direction of Customer and refund to Customer all monies previously paid for such Purchases.

22.4 If Supplier cancels this Agreement and/or any Order(s) for Customer's default or breach, it ma recover from Customer reasonable expenses incurred as a direct result of Customer's default or breach, which shall not exceed the amounts which Customer has not yet paid under the terms hereof. Customer shall not be liable for incidental, consequential or indirect damages, including but not limited to lost profits or unallocated overhead.

22.5 Any cancellation by Customer under this Article which is set aside or deemed wrongful will be deemed a termination under Article 21 "Termination of Agreement or Order(s)" of this Agreement.

23. DISPUTE RESOLUTION:

23.1 Any claim, controversy or dispute which arises between the parties, their agents, employees, officers, directors or affiliates ("Dispute") which the parties are unable to settle through consultation and negotiation may be mediated under the Commercial Mediation Rules of the American Arbitration Association ("AAA") by a mutually acceptable mediator. Any Dispute which cannot be resolved through negotiation or mediation shall be resolved by binding arbitration as provided in this Article. The arbitrability of claims shall be determined under the Federal Arbitration Act, 9 USC Secs. 1-16. Notwithstanding the foregoing, the parties may cancel or terminate this Agreement in accordance with its terms and conditions without being required to follow the procedures set forth in this Article.

23.2 A single arbitrator engaged in the practice of law, who is knowledgeable about the subject matter of this Agreement and the matter in Dispute, shall conduct the arbitration under the rules of the AAA then in effect, except as otherwise provided herein. The arbitrator shall be selected in accordance with AAA procedures from a list of qualified people maintained by the AAA. The arbitration shall be conducted in Denver, Colorado, and all expedited procedures prescribed by the AAA rules shall apply. The laws of Colorado shall govern the construction and interpretation of this Agreement. The arbitrator's decision and award shall be final, conclusive and binding, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

23.3 Either party may request from the arbitrator injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the Dispute is otherwise resolved. The arbitrator shall not have authority to award punitive damages. Each party shall bear its own costs and attorneys' fees, and the parties shall share equally the fees and expenses of the mediator and arbitrator.

23.4 If any party files a judicial or administrative action asserting claims subject to arbitration, as prescribed herein, and another party successfully stays such action and/or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

23.5 Supplier agrees that in the event of any Dispute between the parties, it will continue to provide Purchases without interruption.

23.6 Supplier shall include in all contracts with its subcontractors provisions similar to those in this Article 23, requiring that all disputes in any way involving Customer shall be settled by binding arbitration.

24. SEVERAL LIABILITY AND JOINT DISCOUNTS: The term Customer as used herein may be applicable to one or more parties and the singular shall include the plural. If more than one party is referred to as Customer herein, then their obligations and liabilities shall be


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several, not joint. Notwithstanding the foregoing, all Purchases under this
Agreement and/or related agreements shall be cumulative for purposes of determining: (1) whether Customer has met any minimum purchase requirements; (2) credits which may be applicable; (3) Customer's forecasts: (4) the level of discount, if any, which shall apply to any Purchases; and (5) any other requirements or incentives based upon the volume or amount of Purchases.

25. NONEXCLUSIVE AGREEMENT: It is expressly understood and agreed that this Agreement does not grant to Supplier any exclusive privileges or rights and Customer may contract with other suppliers for the procurement of comparable Purchases. Customer makes no guarantee or commitment for any minimum or maximum amount of Purchases hereunder.

26. REMEDIES CUMULATIVE: The remedies provided herein shall be cumulative and in addition to any other remedies provided by law or equity.

27. LIMITATION OF LIABILITY: NEITHER PARTY IS LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES, INCLUDING COMMERCIAL LOSS AND LOST PROFITS, HOWEVER CAUSED AND REGARDLESS OF LEGAL THEORY OR FORESEEABILITY, WHICH DIRECTLY OR INDIRECTLY ARISES UNDER THIS AGREEMENT, EXCEPT THAT THE PARTIES ARE LIABLE IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO THE FOLLOWING PROVISIONS OF THIS AGREEMENT: (1) THE INDEMNIFICATION OBLIGATIONS, AND (2) THE LIABILITY FOR PERSONAL INJURY AND PROPERTY DAMAGES, AND (3) LIABILITY UNDER
ARTICLE 19 "COMPLIANCE WITH LAWS" AND/OR ARTICLE 12 "PATENT, TRADEMARK, COPYRIGHT OR TRADE SECRET INDEMNIFICATION."

28. SURVIVAL: The provisions of this Agreement that, by their sense and context, are intended to survive performance by either or both parties shall also survive the completion, expiration, termination or cancellation of this Agreement.

29. AMENDMENTS: No change or modification of any terms or conditions herein shall be valid or binding on either party unless made in writing and signed by authorized representatives of both parties.

30. M/WBE SUBCONTRACTING PLAN: Support of Minority and Women Businesses is part of Customer's ongoing business strategy. If required by Customer, Supplier agrees and commits to subcontract in accordance with its subcontracting plan as approved by Customer, and such subcontracting plan shall be incorporated herein as an attachment to the General Terms and Conditions entitled "M/WBE Subcontracting Plan".

31. ELECTRONIC DATA INTERCHANGE ("EDI"): It is Customer's objective to procure Purchases utilizing EDI. If Supplier is EDI capable, Customer and Supplier shall enter into a Trading Partner Arrangement to implement EDI transactions and such arrangement will be incorporated herein as an attachment to the General Terms and Conditions, entitled "Electronic Data Interchange."

32. ENTIRE AGREEMENT: Terms and Conditions and all Special Provisions Modules, together with all incorporated Schedules, exhibits, Order(s), any other attachments, and amendments, shall constitute the entire Agreement between the parties. Any pre-printed terms and conditions on Order(s), acknowledgment forms, or other forms or documents shall not apply and are objected to. This Agreement supersedes all prior oral and written communications, agreements and understandings of the parties with respect to the subject of this Agreement.

33. COUNTERPARTS: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

34. AUTHORITY; JOINT PREPARATION: The parties represent and warrant that they are duly authorized and have received all necessary consents to enter into this Agreement, and that the signatories are duly authorized to bind the parties to this agreement. Each party acknowledges that it has reviewed this Agreement and participated in its preparation and understands the provisions of this Agreement. This agreement and any ambiguous language shall not be construed against either party for having prepared it.

35. SUPPLIER RELATIONSHIP: It is the parties' objective to support and strengthen their working relationship to ensure performance and mutual satisfaction under this Agreement. In support of this objective, the parties may enter into and attach to the General Terms and Conditions as attachment, entitled "Working Relationship."


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                                                         Agreement No. 970050785

U S WEST BUSINESS RESOURCES, INC.,     SUPPLIER
AS AGENT FOR CUSTOMER


/s/ MARIAN RATHBUN                     /s/ BRUCE RUSSELL
-------------------------------------  ---------------------------------------
(Authorized Signature)                 (Authorized Signature)



Marian Rathbun                         Bruce Russell
-------------------------------------  ---------------------------------------
(Print or Type Name of Signatory)      (Print or Type Name of Signatory)



Contract Agent                         EVP/COO
-------------------------------------  ---------------------------------------
(Title)                                (Title)



6/27/97                                7/1/97
-------------------------------------  ---------------------------------------
(Execution Date)                       (Execution Date)



Approved By:

/s/ DAVID R. LAUBE
-------------------------------------
(Authorized Signature)


David R. Laube
-------------------------------------
(Print or Type Name of Signatory)


Vice President  Chief Information Officer
-------------------------------------
(Title)


6-27-97
-------------------------------------
(Date)



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                                                         Agreement No. 970050785

================================================================================

            SPECIAL PROVISIONS MODULE--SOFTWARE LICENSE AND SERVICES

This Special Provisions Module--Software License and Services ("this Module") is hereby attached to the General Terms and Conditions and is a part of Agreement No. 9700050785, effective as of July 1, 1997, between U S WEST Communications Group, Inc. ("Customer") and Carnegie Group, Inc. ("Supplier"). This Module is subject in all respects to the General Terms and Conditions, except that in the event of a conflict between this Module and the Agreement, the terms and conditions of this Module shall govern for the purposes of this Module only. This Module establishes the terms and conditions under which Customer may procure Software licenses and services from Supplier from time to time pursuant to Schedule(s), Order(s) or other similar documents, in which the parties may agree to non-pre-printed additional terms and conditions which would apply for that Schedule or Order only. Any pre-printed terms and conditions on such documents shall not apply and are objected to.

================================================================================

1. DEFINITIONS: In addition to the terms defined in the General Terms and Conditions, the following capitalized terms used in this Module shall have the following meanings for purposes of this Module only:

     1.1 "Acceptance" (or "Accepted" or "Accept") is defined in Article 4 of this Module.

     1.2 "Customer" for purposes of this Module means U S WEST Communications, Inc.

     1.3 "Customer Specific Technology" shall mean that technology, including, but not limited to, software, technical information, documentation and know-how created under this Agreement or any Schedule(s) created or performed by Supplier at Customer's request, except that Customer Specific Technology shall not include any technology owned or licensed by Supplier that was not created specifically for Customer pursuant to this Agreement. Customer Specific Technology shall be deemed "Work Product" pursuant to
     Article 7.1 of the General Terms and Conditions.

     1.4 "Error" shall mean an error in the Software or a failure of the Software to conform to the Specifications, which negatively impacts the performance of Customer's operations. Errors can occur as (i) errors in the Software or (ii) errors in the documentation.

     1.5 "Jointly Owned Product" shall mean Other Intellectual Property, as defined in the General Terms and Conditions, that the parties agree in the Schedule(s) shall be owned jointly by both parties. The rights granted to each party shall be as specified in Article 7.2 of the General Terms and Conditions.

     1.6 "Modifications" means changes, modifications, enhancements or corrections to the Software performed by Supplier at Customer's request.

     1.7 "Software" means, in addition to the items defined as Specifications in the General Terms and Conditions, any Supplier Licensable Technology, Standard Supplier Product(s), Modifications and/or Customer Specific Technology.

     1.8 "Specifications" means, in addition to the items defined as Specifications in the General Terms and Conditions, the functional and operational characteristics of the Software which may include, without limitation, samples, results of benchmark testing, Supplier's descriptions, drawings, and technical criteria, including physical, operating, timing, maintenance, compatibility and modularity characteristics.

     1.9 "Supplier Licensable Technology" shall mean software in machine-readable object code form and any related documentation provided by Supplier that is proprietary to Supplier and related to the experimentation, research and development of technology which Supplier has created or acquired any right, title, or interest in, including, without limitation, the right to sublicense , provided that Supplier Licensable Technology shall not include Standard Supplier Products, Jointly Owned Products, Customer Specific Technology and Customer Confidential Information. Supplier Licensable Technology is identified in the Schedule(s). The rights granted to Customer shall be the same as those provided for Standard Supplier Product(s) as set forth in Article 2.1 of this Module.

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     1.10 "Standard Supplier Products" shall mean software products in machine-readable object code form which incorporate or otherwise require the use of proprietary information of Supplier or a third party and which are marketed or supported on a regular basis by Supplier without Modifications and are identified in the Schedule(s).

2.   SCOPE AND TERM OF LICENSE:

     2.1 Supplier grants Customer a nonexclusive, perpetual license for the Standard Supplier Product(s) ordered by Customer, from time to time, in object code form, to use and make copies for its business with no right to sublicense, unless otherwise specified in a Schedule, Order or other writing by the parties. Title to Standard Supplier Product(s) shall remain with Supplier. Supplier agrees that any licenses granted hereunder may be extended to any Affiliate on the terms and conditions of this Agreement, without additional royalty, license fee or other charge. Any such Affiliate shall be added to this Module as an additional Customer. In addition, Customer shall have the right to provide access, as Customer may be required, pursuant to the Telecommunications Act of 1996 and Federal and State rules, regulations and orders without charge.

     2.2 Supplier grants to Customer a license to use and make copies of Documentation for Software at no cost.

     2.3 Copies shall retain Supplier's copyright notices and proprietary markings. Customer may modify, correct or enhance Documentation and training materials in any manner, and any such modifications, enhancements and/or corrections and any related materials and documentation (and all proprietary rights therein, including copyrights) shall belong exclusively to Customer to the extent that the modifications, enhancements or corrections do not embody any material proprietary to Supplier.

     2.4 Customer may terminate this Module upon ninety (90) days written notice to Supplier. Such termination, and/or cancellation or expiration of the Agreement, shall not affect: (1) the licenses granted prior to the effective date of termination; (2) the remaining term of any Software Support and Maintenance Services; and/or (3) any obligations with respect to escrow of Standard Supplier Product(s).

3. SOFTWARE SERVICES: Customer may elect to have Supplier perform certain Services as set forth in a Schedule(s), Order(s) or other document, such as Software installation, Support and Maintenance, training, evaluation, Modification, Custom Development and/or consultation.

     3.1 Custom Software Development Services: Supplier agrees to develop and provide Customer Specific Technology along with related Documentation, under terms and conditions as mutually agreed upon by the parties in writing and as described in the Schedule(s) and/or Order(s) in accordance with the requirements of the Agreement. Such Customer Specific Technology shall be deemed to be Work Product(s) as described in Article 7 "Ownership" of the General Terms and Conditions, other than preexisting work of Supplier or a third party. Supplier shall provide to Customer a detailed written description of any preexisting works it desires to incorporate into the Customer Specific Technology and/or Documentation and obtain Customer's prior written consent ("Preexisting Works"). Customer shall have, subject to the terms and conditions of this Module or any Schedule, a fully paid-up license to use, reproduce, distribute, modify and otherwise exploit the Preexisting Works which are incorporated in the Customer Specific Technology and/or Documentation. Customer Specific Technology shall be delivered to Customer in course (except as otherwise provided in this Module) and object codes together with all programmers comments and other relevant work products. Other than the ownership provisions as set forth in this Section, the term "Customer Specific Technology" shall be deemed to include Preexisting Works.

     3.2 SOFTWARE SUPPORT AND MAINTENANCE SERVICES: For as long as Supplier offers support and/or maintenance services for the Software or similar software to any of its customers, Customer shall, at Customer's option and expense, be entitled to receive such Services. Customer may request Support and Maintenance Services in accordance with the applicable schedule(s).

4.   ACCEPTANCE:


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     4.1 ACCEPTANCE OF STANDARD SUPPLIER PRODUCT(S) AND SUPPLIER LICENSABLE
     TECHNOLOGY: For Standard Supplier Product(s) and Supplier Licensable Technology, "Acceptance" (or "Accept" or "Acceptable" or "Accepted") means Customers acknowledgment that Standard Supplier Product(s) conforms to the requirements of this Agreement. Acceptance shall be deemed to occur on the earlier of: (1) the date Customer gives written acknowledgment, or (2) passage of thirty (30) days after installation of such Software. Notwithstanding the foregoing, Acceptance shall not occur upon the passage of that time period if on or before the end of that period Customer notifies Supplier of any material nonconformance with respect to Standard Supplier Product(s), which must be in written form.

     4.2 ACCEPTANCE OF CUSTOMER SPECIFIC TECHNOLOGY: Customer shall test Customer Specific Technology upon installation according to the Acceptance Test(s) described in the Schedule(s), Order(s) or other applicable document(s). The Customer Specific Technology shall be deemed Acceptable after successful completion of the Acceptance Test(s) and the determination by Customer that the Customer Specific Technology are substantially free from material error, operating in substantial conformance with the Documentation Specifications and other requirements as set forth in the Agreement. In the event of any material nonconformity, revealed during the Acceptance Tests, Supplier shall promptly correct such nonconformity. Supplier further agrees to provide support services during Acceptance Test(s) at no expense to Customer, Other than reimbursement of Supplier's expenses to extent allowed under this Agreement.

     4.3 ACCEPTANCE OF DOCUMENTATION FOR MODIFICATIONS OF CUSTOMER SPECIFIC
     TECHNOLOGY: Customer will review the Documentation delivered by Supplier for errors or defects, for conformance to the terms of this Agreement, including Specifications, and for consistency with the Software. Customer shall have the later of forty-five (45) days following Acceptance of the Software or delivery of all Documentation to Customer to complete such review. Customer shall notify Supplier during this period if Customer reasonably determines that revisions to the Documentation are required under this Section. Supplier shall make such revisions and deliver the revised Documentation within fifteen (15) days after notification, unless Customer agrees in writing to a longer time period. If Supplier fails to make such revisions, then Customer may in its sole discretion" (a) provide in writing additional time to Supplier to make changes; or (b) notwithstanding any earlier acceptance of the Software, terminate this Agreement upon written notice to Supplier. Customer will return the subject Software and Documentation upon receipt of the refund.

4.4 NON-ACCEPTANCE: In the event the Software and/or Documentation is not Accepted by Customer, Supplier agrees to make any necessary corrections to the Software and/or Documentation. Unless otherwise agreed, the corrected Software and/or Documentation shall be delivered within fifteen (15) days after Customer notifies Supplier that the Software and/or Documentation has not been Accepted and the reasons for non-Acceptance. If the corrected Software and/or Documentation still fails to pass the Acceptance test, Customer may, at its option, terminate the applicable Schedule(s) and/or Order(s) in whole or in part, effective immediately upon such notice, and shall receive reimbursement of all payments made to Supplier, as set forth in the Schedule or Order and required refunds of payments under the terminated Schedule(s) and/or Order(s) within five (5) days following the termination notice.

5. OWNERSHIP: Each Schedule shall identify any Customer Specific Technology, Standard Supplier Products, Supplier Licensable Technology, and/or Jointly Owned Products. Unless otherwise agreed to in a Schedule, Customer shall own exclusively, Customer Specific Technology and Modifications. Notwithstanding the above, the parties may agree in writing signed by both parties, at any time during the Schedule Term, to modify such ownership rights.

6. FEES AND CHARGES: All fees, charges and timing of payments shall be specified in the Schedule(s), Order(s) or other applicable attachment, according to the schedule of fees and discounts attached hereto as Exhibit 1. Customer shall only be bound to pay the amounts specifically agreed to in writing. Supplier must submit any rate increases to Customer no later than October 1 for increases to be effective January 1 of the following year. No single increase shall be greater than [ ] ([ ]%).

7. ESCROW: Supplier agrees that the entire source code for Standard Supplier Product(s), together with all related listings and Documentation, as now exists or


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hereafter becomes available including, without limitation, the then current version(s) of Standard Supplier Product(s) being used by Customer ("Escrow Materials") will, at Customer's option, be deposited, maintained and updated at Customer's expense in escrow pursuant to an Escrow Agreement which may be executed between the parties. Unless otherwise agreed, Supplier shall execute the escrow agreement and deposit the Escrow Materials within thirty (30) days of Customer's exercise of its option.

8.   ADDITIONAL WARRANTIES:

     8.1 In addition to all Warranties stated in the Agreement, Supplier warrants that the Software shall operate substantially in accordance with and conform to the requirements of this Agreement (including Specifications) in all material respects. This warranty shall not be voided by Customer's modification of the Software or combination of Software with other software so long as Supplier can reasonably discharge any warranty obligations notwithstanding such modifications or combinations or, where required, following their removal by Customer and restoration of the Software to the state as originally delivered by Supplier to Customer. Supplier's warranty with respect to Software shall be for the period set forth in the applicable Schedule ("Warranty Period"). Supplier's obligation during the Warranty Period shall be as specified in the Agreement.

     8.2 Disabling Code. Supplier represents and warrants that to the best of its knowledge no disabling code or devices are incorporated or present within the Software at the time the Software is licensed by Supplier to Customer.

9. WORK AUTHORIZATION: The parties agree that no work will commence under this Agreement without a Schedule executed by the parties, or in the absence of such schedule, the written approval of the Customer. Such written approval must be signed by the Customer department or business unit head as appropriate for the estimated cost of the work to be performed. In addition, such written approval must state the time frame in which the parties agree to have the applicable Schedule executed and in place. Supplier agrees that no invoices shall be submitted until such Schedule has been executed.

10. NOTICES: All notices in connection with this Module, unless otherwise specified, shall be addressed as set forth below and shall be deemed given: (1) the second day after the day they are deposited with DHL, Federal Express, Airborne or similar overnight courier, charges prepaid, return receipt requested, with a confirming telefax; or (2) as of the day of receipt if they are deposited in first class U. S. Mail, charges prepaid, return receipt requested; or (3) as of the day of receipt if they are hand delivered:

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                            WHO HAVE A NEED TO KNOW.

                                                         Agreement No. 970050785


SUPPLIER:                                CUSTOMER:

                                         U S WEST Business Resources, Inc.
                                         ---------------------------------------
     Carnegie Group, Inc.                188 Inverness Drive West
     ---------------------------------   ---------------------------------------
     Five PPG Place                      Room 200
     ---------------------------------   ---------------------------------------
     Pittsburgh, PA  15222               Englewood, CO  80112
     ---------------------------------   ---------------------------------------
                                         ATTENTION: Contract Agent for Agreement
     ---------------------------------   ---------------------------------------
     ATTENTION: Maria Wilkin             No. 9700050785
     ---------------------------------   ---------------------------------------
     TELEFAX: 412-642-6906               TELEFAX: 303-397-8862
     ---------------------------------   ---------------------------------------


                                         Either party may change its notice
                                         address or recipient by giving notice
                                         to the other party of the change.

The parties intending to be legally bound have caused this Special Provisions Module--Software License and Services to be executed by their duly authorized representatives and shall be deemed effective as of July 1, 1997.

U S WEST BUSINESS RESOURCES, INC.,     SUPPLIER
AS AGENT FOR CUSTOMER


/s/ MARIAN RATHBUN                     /s/ BRUCE RUSSELL
-------------------------------------  -----------------------------------------
(Authorized Signature)                 (Authorized Signature)


Marian Rathbun                         Bruce Russell
-------------------------------------  -----------------------------------------
(Print or Type Name of Signatory)      (Print or Type Name of Signatory)


Contract Agent                         EVP/COO
-------------------------------------  -----------------------------------------
(Title)                                (Title)


6/27/97                                7/1/97
-------------------------------------  -----------------------------------------
(Execution Date)                       (Execution Date)



Approved By:

/s/ DAVID R. LAUBE
-------------------------------------
(Authorized Signature)


David R. Laube
-------------------------------------
(Print or Type Name of Signatory)


Vice President  Chief Information Officer
-------------------------------------
(Title)


6-27-97
-------------------------------------
(Date)

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                            WHO HAVE A NEED TO KNOW.

                                                         Agreement No. 970050785

================================================================================

                                   EXHIBIT 1

                                       TO

                           SPECIAL PROVISIONS MODULE

                         SOFTWARE LICENSE AND SERVICES

                                    PRICING:

Unless otherwise agreed to in a Schedule, the following hourly rates and corresponding discounts shall apply:

================================================================================

HOURLY RATES:

                    --------------------------------------- --------------
                    Administrative Support                  $[     ]

                    --------------------------------------- --------------
                    Technical Support                       $[     ]

                    --------------------------------------- --------------
                    Technical Writer                        $[     ]

                    --------------------------------------- --------------
                    Sr. Technical Writer                    $[     ]

                    --------------------------------------- --------------
                    Associate Engineer                      $[     ]

                    --------------------------------------- --------------
                    Engineer/Knowl Engineer                 $[      ]

                    --------------------------------------- --------------
                    Sr. Eng I/Knowl Eng I                   $[      ]

                    --------------------------------------- --------------
                    Sr. Eng II/Knowl Eng II                 $[      ]

                    --------------------------------------- --------------
                    Sr. Eng III/Knowl Eng III               $[      ]

                    --------------------------------------- --------------
                    Principal Engineer                      $[      ]

                    --------------------------------------- --------------
                    Proj Mgr/Bus Conslt                     $[      ]

                    --------------------------------------- --------------
                    Manager                                 $[      ]

                    --------------------------------------- --------------
                    Sr. Manager/Sr. Bus Conslt              $[      ]

                    --------------------------------------- --------------

DISCOUNT STRUCTURE:

As set forth in the table below, Supplier will apply a minimum discount rate to prices for Supplier services within a Schedule, based on the total value of the supplier's standard hourly rates before any discounts are applied (hereinafter referred to as "Services Price"). Additionally and if applicable, Supplier will apply a project volume discount based on a Schedule's Services Price or the cumulative Services Price of related Schedules representing follow on work or change orders to existing work in accordance with the table below. All applicable discounts will be represented in each Schedule in accordance with the following classifications:

--------------------------------------------------------------------------------------------------------------------
MINIMUM DISCOUNT                [  ]%                                             Applied to the Services Price
                                                                                  within each Schedule

--------------------------------------------------------------------------------------------------------------------

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                            WHO HAVE A NEED TO KNOW.

                                                         Agreement No. 970050785

--------------------------------------------------------------------------------------------------------------------
PROJECT VOLUME DISCOUNT               Services Price          Volume Discount     Individual Schedules will be
                                       $[ ] - $[ ]                  [ ]%          eligible for a project specific
                                       $[ ] - $[ ]                  [ ]%          discount, in addition to the
                                                                    [ ]%          Minimum discount, if the
                                       $[ ] - $[ ]                  [ ]%          Services Price within the
                                       $[ ] -                                     Schedule is [$       ] or more.
------------------------------- ------------------------------------------------- ----------------------------------
CUMULATIVE PROJECT VOLUME                                                         A new Schedule which represents
DISCOUNT                                                                          direct follow on work to
                                                                                  previously executed Schedule(s)
                                                                                  (i.e., continuous work on one
                                                                                  project) or which represents a
                                                                                  change order thereto, will be
                                                                                  eligible for a Project Volume
                                                                                  Discount based upon the aggregate
                                                                                  price of the Services Prices of
                                                                                  the related Scheduled and change
                                                                                  order documents.

                                                                                  Qualification for the Cumulative
                                                                                  Project Volume Discount is based
                                                                                  on the following criteria, all of
                                                                                  which must be verified within each
                                                                                  applicable Schedule:

                                                                                  o continuous performance by the
                                                                                    Supplier and Customer project teams;

                                                                                  o the project must be scoped (as
                                                                                    mutually agreed) and classified as
                                                                                    a "follow on" effort;

                                                                                  o reference made to related
                                                                                    Schedule(s) and corresponding
                                                                                    Service Price which are included in
                                                                                    the aggregate Services Price for the
                                                                                    calculation of the Cumulative Project
                                                                                    Volume Discount.

====================================================================================================================
CUMULATIVE NET                  Cash Rebate of [ ]% of Cumulative Net billings    Defined as cumulative billings
BILLINGS/REBATES                at one or more dates mutually agreed to, for      for work performed by Supplier
                                Cumulative Net Billings of $[         ] or more   pursuant to Schedules under the
                                within a calendar year.                           Agreement on a calendar year
                                                                                  basis, with the exception of 1997
                                                                                  in which case the calendar year
                                                                                  will begin with the

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                            WHO HAVE A NEED TO KNOW.

                                                         Agreement No. 970050785

--------------------------------------------------------------------------------------------------------------------

                                                                                  effective date of the Agreement
                                                                                  and end on December 31, 1997. Work
                                                                                  contacted and performed under the
                                                                                  terms and conditions of the General
                                                                                  License Agreement dated December
                                                                                  17, 1992 between the parties as
                                                                                  amended ("GLA") is independent and
                                                                                  exclusive of the Agreement and the
                                                                                  terms and conditions of this
                                                                                  Exhibit 1.

                                                                                  *Note: Cumulative Net Billings
                                                                                  include all billings pursuant to
                                                                                  the Schedules, i.e., Services,
                                                                                  Software and Maintenance. Expenses
                                                                                  that are billed at cost with no
                                                                                  markup, "Pass Through Expenses",
                                                                                  will be included in Cumulative Net
                                                                                  Billings up to a maximum of []%.
--------------------------------------------------------------------------------------------------------------------

*Note:  Except for purposes of Rebates only, the discounts provided in this
Exhibit 1 to not apply to Supplier software license and maintenance fees, travel related expenses or any Pass Through expenses.

       CONFIDENTIAL. DISCLOSE AND DISTRIBUTE SOLELY TO THOSE INDIVIDUALS
                            WHO HAVE A NEED TO KNOW.

[

PROJECT TITLE                                                      FINAL VERSION


                      SCHEDULE NUMBER "X"/(AGREEMENT NO.)

                                 PROJECT TITLE



This Schedule Number "X", effective __________ issued pursuant to the General Terms and Conditions of Agreement No. __________ dated June 30, 1997 between U S WEST and Carnegie Group, Inc. ("CGI") including the Special Provisions Module - Software License and Services dated June 30, 1997 (collectively, the "Agreement") and is made a part thereto.

This Schedule contains the following sections:

         1.   Project Description

         2.   Schedule, Statement of Work and Deliverables

         3.   Projected Cost

This Schedule specifically overrides the terms and conditions of the Agreement pursuant to "Exceptions/Definitions to the Agreement" in section 1.3 below. In the event that such section 1.3 conflicts with the provisions of the Agreement, the terms of section 1.3 shall control for purposes of this Schedule only.

In consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   PROJECT DESCRIPTION

1.1      INTRODUCTION

This Schedule covers the services and deliverables to be provided by Carnegie Group, Inc. for U S WEST in support of PROJECT TITLE. The work to be provided by CGI represents a follow on effort to Schedule No. ___ OR represents a new effort between the parties.

1.2      OVERVIEW

Describe project here.

1.3      EXCEPTIONS/DEFINITIONS TO THE AGREEMENT

The following exceptions and definitions apply to this Schedule:

   (1)   Standard Supplier Products: (any required definition and exceptions)

--------------------------------------------------------------------------------

Schedule Number ___      Carnegie Group, Inc. and U S West               6/23/97
                           Proprietary and Confidential                   Page 1

[


(2)    Jointly Owned Product: (any required definition and exceptions)

(3)    Supplier Licensable Technology: (any required definition and exceptions)

(4) Work Authorization: (reference to any previous agreement to start work prior to signing this Schedule and any clarifications and exceptions)

(5) Special Rampdown provisions: (may need to take exception to subsec. 21.1 of the General Terms and Conditions)

(6)    Services Warranty terms: (reference subsec. 5.3 for Services)

(7)    Product Warranty term: (reference Special Provisions Module)

(8)    Acceptance exceptions: (reference Special Provisions Module)

(9)    Management of project resources:

       (9.1) The CGI project manager assigned to this PROJECT TITLE has exclusive control of and over the CGI resources on the project, including but not limited to responsibility for staff assignment, project team makeup, and transition of CGI resources either onto or from a project. U S WEST may request the CGI project manager to make changes relating to the CGI resources. CGI will respond with consent or an objection to consent an reasons why consent will be withheld; consent will not be unreasonably withheld.

       (9.2) The CGI project manager and the U S WEST project manager have the authority to mutually agree on the location, either at a U S WEST site or CGI site, where each CGI resource may work during the project, including an associated period of time, based on not compromising the schedule and deliverables set forth in this Schedule.


(10)   Review of the Schedule

       (10.1) The parties agree that the U S WEST team leader, the U S WEST project manager and the CGI project manager will meet within the first week after the effective date of this Schedule to review the details of this Schedule, including but not limited to the Exceptions to the Agreement provided above ("Review")

       (10.2) The Review will occur more than once should a new U S WEST team leader, U S WEST project manager or CGI project manager be assigned by U S WEST or CGI respectfully to the PROJECT TITLE after the initial Review, unless as otherwise mutually agreed by the parties.


--------------------------------------------------------------------------------

Schedule Number ___      Carnegie Group, Inc. and U S West               6/23/97
                           Proprietary and Confidential                   Page 2

[

1.4  CGI ROLES AND RESPONSIBILITIES
The following activities (such as design, development, testing, documentation and delivery of system, based on multiple tasks) are to be performed by CGI:

(1)

(2)

(3)

(4)

The following tasks (including details involved in the activities provided above) are to be performed by CGI:

(1)

(2)

(3)

(4)

1.5  U S WEST ROLES AND RESPONSIBILITIES
The following activities (such as design, development, testing, documentation and delivery of system, based on multiple tasks) are to be performed by U S
WEST:

(1)

(2)

(3)

(4)

1.6  JOINT CGI AND U S WEST ROLES AND RESPONSIBILITIES

(1)

(2)

(3)

(4)



--------------------------------------------------------------------------------

Schedule Number ___      Carnegie Group, Inc. and U S West               6/23/97
                           Proprietary and Confidential                   Page 3

[

1.7  SCOPE
Detailed specifications may be incorporated by reference for SEC purposes.

1.8  DELIVERABLES
Provide a high level description of the Deliverables here.

1.9  SUMMARY
The services and deliverables provided hereunder ... This Schedule covers efforts to be performed from __________ through __________.

2.   SCHEDULE, STATEMENT OF WORK AND DELIVERABLES

2.1  TASKS, SCHEDULE, AND DELIVERABLES
The following table summarizes the tasks, schedule and deliverables included in this Schedule.

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
TASKS                    RESPONSIBILITY         START DATE             END DATE               DELIVERABLES

------------------------ ---------------------- ---------------------- ---------------------- ----------------------


------------------------ ---------------------- ---------------------- ---------------------- ----------------------


------------------------ ---------------------- ---------------------- ---------------------- ----------------------


------------------------ ---------------------- ---------------------- ---------------------- ----------------------


------------------------ ---------------------- ---------------------- ---------------------- ----------------------

2.2  ASSUMPTIONS

The above tasks, schedules and deliverables were developed based on the following assumptions.

     1. The schedule is based on a project start date of _____. Delays in this start date may impact the delivery date of one or more Deliverables.

     2. The work estimates are based on CGI Methodology and past experience. CGI will continuously monitor the status and notify U S WEST of any issues or risk situations which may impact the delivery date.

     3. CGI has timely access to U S WEST personnel (i.e. SMEs). [Provide details on when access is required/what information is required of the SMEs/which and/or how many SMEs are required/under what forum will the information be gathered by CGI, etc.]

     4. U S WEST to provide a sponsor and project manager to act as the liaison between the U S WEST project team and the CGI project team.


--------------------------------------------------------------------------------

Schedule Number ___      Carnegie Group, Inc. and U S West               6/23/97
                           Proprietary and Confidential                   Page 4

[

     5. Weekly status reports and meetings to be held between the U S WEST project manager and the CGI project manager to measure progress against the workplan. Any known issues and risks are also discussed and raised to the next level if not resolved.

     6. U S WEST to provide facilities, computer equipment, software, etc., as requested by CGI.

     7. Any delays in dependent tasks (i.e. U S WEST tasks) may impact the delivery date of one or more Deliverables.

     8. Change requests to be submitted using the CGI change process for analysis to provide estimates, costs, and impact on current deliverables. Signed approval in compliance with RPP 1001 is required before implementation of any change requests.

2.3   DELIVERABLES

The table below provides a preliminary description of the deliverables.

----------------------------------------------------------- --------------------------------------------------------
DELIVERABLES                                                DESCRIPTION

----------------------------------------------------------- --------------------------------------------------------

----------------------------------------------------------- --------------------------------------------------------

----------------------------------------------------------- --------------------------------------------------------

----------------------------------------------------------- --------------------------------------------------------

A copy of the deliverables will be provided to the appropriate U S WEST recipients. The master copy will contain a letter to be mutually signed by the parties acknowledging delivery, receipt and acceptance of the deliverables. Should CGI not receive the signed letter or a written list of items which are not in compliance with the project specifications within ten (10) business days after delivery, then the Deliverables shall be deemed accepted.

2.4.1    DETAILED SCOPE ASSOCIATED WITH AFOREMENTIONED DELIVERABLES

3.   PROJECTED COST

The total cost of the worknet of discounts shall not exceed _____ based on estimated time and material expenses. Should travel be required, U S WEST agrees to pay CGI travel expenses for all pre-approved trips.

OR

The total price shall not exceed _____ based on fixed pricing not including travel and other expenses. [If project is fixed price, CGI will not provide any hours, rates or discounts and this section would end here.]


--------------------------------------------------------------------------------

Schedule Number ___      Carnegie Group, Inc. and U S West               6/23/97
                           Proprietary and Confidential                   Page 5

[

This Schedule represents OR does not represent a follow-on effort or a change order effort. If it does, the following Schedule(s) and corresponding Services Prices are included in the aggregate Services Price for the calculation of the Cumulative Project Volume Discount in this Schedule. Estimated costs with applicable discounts for the project are provided below.

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                   ITEMIZATION OF COSTS                                             AMOUNT

--------------------------------------------------------------------------------------------------------------------
CONTRACT ENGINEERING COSTS (TIME AND MATERIALS)


LESS MINIMUM DISCOUNT AND ANY PROJECT VOLUME DISCOUNT



--------------------------------------------------------------------------------------------------------------------
TOTAL CONTRACT ENGINEERING


--------------------------------------------------------------------------------------------------------------------
CGI/THIRD PARTY LICENSE FEES


--------------------------------------------------------------------------------------------------------------------
TRAVEL EXPENSES AND OTHER PASS-THROUGH EXPENSES


--------------------------------------------------------------------------------------------------------------------
TOTAL SCHEDULE ESTIMATED PRICE

--------------------------------------------------------------------------------------------------------------------

Estimated hours are as follows:

--------------------------------------------------------------------------------------------------------------------
                         CATEGORY                                               ESTIMATED HOURS

--------------------------------------------------------------------------------------------------------------------
Manager(s)


Business Consultant(s)


Engineers(s)


Technical Writer(s)


--------------------------------------------------------------------------------------------------------------------
TOTAL HOURS


--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------

Schedule Number ___      Carnegie Group, Inc. and U S West               6/23/97
                           Proprietary and Confidential                   Page 6

[


IN WITNESS WHEREOF, U S WEST and CGI agree and execute this Schedule in duplicate by their respective authorized representatives.


CARNEGIE GROUP, INC.                   U S WEST


BY:                                    BY:
   -------------------------------        --------------------------------

NAME:                                  NAME:
     -----------------------------          ------------------------------
              (printed)                              (printed)


TITLE:                                 TITLE:
      ----------------------------           -----------------------------

DATE:                                  DATE:
     -----------------------------          ------------------------------



                                       U S WEST BRI


                                       BY:
                                          --------------------------------

                                       NAME:
                                            ------------------------------
                                                     (printed)

                                       TITLE:
                                             -----------------------------

                                       DATE:
                                            ------------------------------





--------------------------------------------------------------------------------

Schedule Number ___      Carnegie Group, Inc. and U S West               6/23/97
                           Proprietary and Confidential                   Page 7